Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Appoints Jill Gardiner as Independent Director

OVERLAND PARK, Kan. (May 4, 2023) – Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today announced the appointment of Jill V. Gardiner to the company’s board of directors. Gardiner brings significant corporate governance experience serving on both public and private boards, with an emphasis on extractive companies, as well as professional experience in the financial sector.

“Jill’s financial expertise and deep experience as a director will add immediate value to our board,” said Joe Reece, non-executive chairman of the board. “I am pleased to welcome Jill to Compass Minerals during this exciting time of transformation as we focus on sustainable growth, strong financial stewardship and unlocking the intrinsic value of our company for all shareholders.”

Gardiner currently serves as board chair for Capital Power Corporation, a North American wholesale power producer, as well as a member of the board of Hochschild Mining PLC, a leading underground precious metals company. She previously held board positions for Trevali Mining Corporation, a global zinc producer, Capstone Mining Corporation (now Capstone Copper), and Turquoise Hill Resources Ltd. (now a wholly owned subsidiary of Rio Tinto), among a number of other corporate and not-for-profit board appointments. Retiring as a financial consultant in 2015, Gardiner held various leadership roles earlier in her career in investment banking with both RBC Capital Markets and BMO Nesbitt Burns.

Gardiner earned a Bachelor of Science and a Master of Business Administration, both from Queen’s University in Ontario, Canada.

Gardiner has been appointed to the Audit Committee and the Environmental, Health, Safety and Sustainability Committee of the board. With Gardiner’s appointment, the board of directors has expanded to 11 members.

About Compass Minerals

Compass Minerals (NYSE: CMP) leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, the company is pursuing development of a sustainable lithium brine resource to support the North American battery market and is a minority owner of Fortress North America, a next-generation fire retardant company. Compass Minerals operates 12 production and packaging facilities with nearly 2,000 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's ability to transform, grow and unlock shareholder value. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, including any amendments, as well as the company’s other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law.

Media Contact	Investor Contact
Rick Axthelm	Brent Collins
Chief Public Affairs and Sustainability Officer	Vice President, Investor Relations
+1.913.344.9198	+1.913.344.9111
MediaRelations@compassminerals.com	InvestorRelations@compassminerals.com

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